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                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT, dated as of February 12, 2002 (this "Agreement"), is made by ACCLAIM ENTERTAINMENT, INC., a Delaware corporation (the "Company"), and those persons named in Schedule 1 (together, the "Purchasers").

                              W I T N E S S E T H:

     WHEREAS, pursuant to a Share Purchase Agreement, dated as of the date hereof, between the Company and the Purchasers (the "Share Purchase Agreement"), the Company has agreed to issue and sell to the Purchasers, a total of _______ shares (the "Shares" or the "Registrable Securities") of the Company's common stock, par value $.02 per share (the "Common Stock");

     WHEREAS, to induce the Purchasers to execute and deliver the Share Purchase Agreement, the Company has agreed to provide to the Purchasers and their permitted assigns certain registration rights under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

     1.   DEFINITIONS.

          As used in this Agreement, the following terms shall have the following meanings:

               (a)  "Claims" shall have the meaning ascribed to it in Section
                    6(a).

               (b) "Demand Deferral Notice" shall have the meaning ascribed to it in Section 2(iv).

               (c) "Effectiveness Date" means the 90th day following the Closing Date.

               (d)  "Excess Liability" shall have the meaning ascribed to it in
                    Section 6(d).

               (e)  "Filing Date" means the 30th day following the Closing Date.

               (c) "Holder" or "Holders" mean a holder or holders of Registrable Securities.


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               (d)  "Indemnified Person" shall have the meaning ascribed to it in Section 6(a).

               (e)  "Inspectors" shall have the meaning ascribed to it in
                    Section 3(k).

               (f) "Records" shall have the meaning ascribed to it in Section 3(k).

               (g) "Registration Period" shall have the meaning ascribed to it in Section 2(ii).

               (h) "Registration Statement" means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities.

               (i) "Register," "Registered" and "Registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such registration statement by the United States Securities and Exchange Commission (the "Commission").

               (j)  "Rule 144" shall have the meaning ascribed to it in Section
                    8.

               (k)  "Violations" shall have the meaning ascribed to it in
                    Section 6(a).

     Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Share Purchase Agreement.

     2.   MANDATORY REGISTRATION.

               (i) The Company shall use its best efforts to prepare and file with the Commission not later than the Filing Date a Registration Statement or Registration Statements (as necessary) on Form S-3 covering the resale of all of the Registrable Securities. In the event that Form S-3 is unavailable and/or inappropriate for such a registration, the Company shall use such other form as is available and appropriate for such a registration. Any Registration Statement prepared pursuant hereto shall register for resale at least that number of shares of Common Stock equal to the Shares. The Company shall cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, provided that if the Registration Statement is not declared effective by the Effectiveness Date, the Company shall pay to each Purchaser an amount equal to one percent (1%) of the purchase price paid for the Shares purchased by such Purchaser. Thereafter, for every 30 days that pass without the Registration Statement being declared effective after the Effectiveness Date, the Company shall pay to such Purchaser an additional

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amount equal to one percent (1%) of the purchase price paid for the Shares purchased by such Purchaser.

               (ii) The Company shall use its best efforts to keep each Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Purchasers) may be immediately sold without restriction (including without limitation as to volume by each holder thereof) without registration under the Securities Act (the "Registration Period").

               (iii) If any offering pursuant to a Registration Statement pursuant to Section 2 hereof involves an underwritten offering (which may only be with the consent of the Company), the Purchasers shall have the right to select legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

               (iv) Notwithstanding the foregoing, if the Company shall furnish to the Purchasers a certificate signed by the President or Chief Executive Officer of the Company (a "Demand Deferral Notice") stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, then the Company shall have the right to defer such filing for a period of not more than 30 days after the 30th day after the Closing Date; provided, however, that the Company may not utilize this right more than once in any 12-month period.

               (v) If Registrable Securities are registered for sale under the Securities Act, the Purchasers shall cease any distribution of such shares under the Registration Statement not more than twice in any 12-month period, for up to 15 days each, upon the request of the Company if: (x) such distribution would require the public disclosure of material non-public information concerning any transaction or negotiations involving the Company or any of its affiliates that, in the good faith judgment of the Company's Board of Directors, would materially interfere with such transaction or negotiations, or (y) such distribution would otherwise require premature disclosure of information that, in the good faith judgment of the Company's Board of Directors, would adversely affect or otherwise be detrimental to the Company. The Company shall promptly notify the Purchasers at such time as (i) such transactions or negotiations have been otherwise publicly disclosed or terminated, or (ii) such non-public information has been publicly disclosed or counsel to the Company has determined that such disclosure is not required due to subsequent events.


     3. OBLIGATIONS OF THE COMPANY. In connection with the registration of the Registrable Securities, the Company shall do each of the following:

          (a) Prepare and file with the Commission the Registration Statements required by Section 2 of this Agreement and such amendments (including post-effective amendments) and



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supplements to the Registration Statements and the prospectuses used in connection with the Registration Statements, each in such form as to which the Purchasers and their counsel shall not have reasonably objected, as may be necessary to keep the Registration current at all times during the Registration Period, and, during the Registration Period, comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in the Registration Statements;

          (b) Furnish to the Purchasers, if the Registrable Securities of the Purchasers are included in the Registration Statement, and their legal counsel identified to the Company, promptly after the same is prepared and publicly distributed, filed with the Commission, or received by the Company, a copy of the Registration Statement, each preliminary prospectus, each final prospectus, and all amendments and supplements thereto and such other documents, as the Purchasers may reasonably request in order to facilitate the disposition of their Registrable Securities;

          (c) Use all best efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Purchasers may request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period and (iv) take all other actions necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (c) be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (d) List such securities on The Nasdaq SmallCap Market and all the other national securities exchanges on which any securities of the Company are then listed, and file any filings required by The Nasdaq SmallCap Market and/or such other exchanges;

          (e) Notify each Purchaser and (if requested by the Purchaser) confirm such advice in writing, (i) when or if the prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the prospectus or for additional information,
(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (v) of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue

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statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

          (f) If any fact contemplated by clause (v) of paragraph (e), above, shall exist, prepare a supplement or post-effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchaser of the Registrable Securities the prospectus will not contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (g) If the Company has consented to an underwritten offering and such offering is underwritten, at the request of a Purchaser, to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to any Purchaser selling Registrable Securities in connection with such underwriting, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act and (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (ii) a letter dated such date from the Company's independent public accountants addressed to the underwriters and to such Purchasers, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters may reasonably request;

          (h) Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and to enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as the Purchasers may reasonably request, and registered in such names as the Purchasers may request; and, within three business days after a Registration Statement which includes Registrable Securities is ordered effective by the Commission, the Company shall deliver, and shall cause legal counsel selected by the Company to deliver, to the transfer agent for the Registrable Securities (with copies to the Purchasers) an appropriate instruction and opinion of such counsel;

          (i) Enter into customary agreements (including, in the case of an underwritten offering, underwriting agreements in customary form, and including provisions with respect to


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indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:

               (i) make such representations and warranties to the Purchasers and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

               (ii) to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Purchasers and such representative of the Purchasers as the Purchasers covered by any Registration Statement shall select relating to the Registration and providing for, among other things, the appointment of such representative as agent for the selling Purchasers for the purpose of soliciting purchases of Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

               (iii) deliver such customary documents and certificates as may be reasonably requested by the Purchasers whose Registrable Securities are being sold or by the managing underwriters, if any.

The above shall be done (i) at the effectiveness of such Registration Statement (and each post-effective amendment thereto) in connection with any registration, and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder;

          (j) At the request of the Purchasers, make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement;

          (k) Make available for inspection by (i) any Purchaser, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Purchasers, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collective, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Inspectors) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless
(a) the disclosure of such Records is necessary to avoid or correct a material misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of


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competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(k). Each Purchaser agrees that upon learning that the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, it shall give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the Purchasers' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations; and

          (l) Hold in confidence and not make any disclosure of information concerning a Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Purchaser is sought in or by a court or governmental body of competent jurisdiction or though other means, give prompt notice to such Purchaser prior to making such disclosure, and allow the Purchaser, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

          (m) The Company agrees that it shall not file a registration statement (other than on a Form S-8 or pursuant to Schedule 2) with the Commission with respect to any securities of the Company other than the Registrable Securities until after the registration statement with respect to the Registrable Securities shall have been filed with the Commission.

          (n) The Company agrees that it shall not cause a registration statement filed with the Commission following the Filing Date covering securities of the Company (other than the Registrable Securities) to be declared effective by the Commission prior to the date that the Registration Statement covering the Registrable Securities is declared effective by the Commission.

     4. OBLIGATIONS OF THE PURCHASERS TO PROVIDE INFORMATION. In connection with the registration of the Registrable Securities, each Purchaser shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities, and each Purchaser shall execute such documents in connection with such registration as the Company may reasonably request. At least ten days prior to the first anticipated filing date of the Registration Statement, the Company shall notify the Purchasers of the information the Company included in the Registration Statement.

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     5. EXPENSES OF REGISTRATION. All expenses, other than underwriting discounts and commissions and other fees and expenses of investment bankers and other than brokerage commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 3, but including, without limitation, all registration, listing, and qualification fees, printing and accounting fees, and the fees and disbursements of counsel for the Company, and the fees of one counsel to the Purchasers with respect to each Registration Statement filed pursuant hereto, shall be borne by the Company provided, that the expenses of such Purchasers' counsel shall not exceed $15,000.

     6. INDEMNIFICATION. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          (a) The Company will indemnify and hold harmless each Purchaser, each of its officers, directors, partners and shareholders, and each person, if any, who controls each Purchaser within the meaning of the Securities Act or the Exchange Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities or expenses (joint or several) incurred (collectively, "Claims") to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the Commission) or the omission to state therein any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state or foreign securities law or any rule or regulation under the Securities Act, the Exchange Act or any state or foreign securities law (the matters in foregoing clauses (i) through (iii) being, collectively, "Violations"). The Company shall, subject to the provisions of Section 6(b) below, reimburse each Purchaser, promptly as such expenses are incurred and are due and payable, for any legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise, including without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which the Purchaser is a party), incurred by it in connection with the investigation or defense of any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not (i) apply to any Claim arising out of or based upon a modification which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) with respect to any preliminary prospectus, inure to the benefit of any such person from whom the person asserting any such Claim purchased the

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Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the final prospectus, as then amended or supplemented, if such final prospectus was timely made available by the Company pursuant to Section 3(b) hereof; (iii) be available to the extent that such Claim is based upon a failure of the Purchaser to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to
Section 3(b) hereof; or (iv) apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 9. Each Purchaser will indemnify the Company and its officers and directors against any Claims arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company, by or on behalf of the Purchaser, expressly for use in connection with the preparation of the Registration Statement (including any modifications, amendments or supplements thereto), subject to such limitations and conditions as are applicable to the Indemnification provided by the Company in this Section 6; provided, however, that in no event shall any indemnity by any Purchaser under this Section 6 exceed the amount of the net proceeds received by such Purchaser in connection with the offering effected through such Registration Statement.

          (b) Promptly after receipt by an Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person, provided, however, that an Indemnified Person shall have the right to retain its own counsel with the reasonable fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person and any other party represented by such counsel in such proceeding. In such event, the Company shall pay for only one separate legal counsel for the Purchasers, and such legal counsel shall be selected by the Purchasers. The failure to deliver written notice to an indemnifying party within a reasonable time after the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person under this Section 6, except to the extent that the indemnifying party is materially prejudiced in its ability to such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

          (c) No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Person of an unconditional and irrevocable release from all liability in respect of such claim or litigation.

          (d) Notwithstanding the foregoing, to the extent that any provisions relating to indemnification or contribution contained in the underwriting agreements entered into among the Company, the underwriters and the Purchasers in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in such underwriting agreements shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this Section 6(d), a Purchaser, its officers, directors, partners, shareholders or any person controlling the Purchaser is or are held liable with respect to any Claim for which they would be entitled to indemnification hereunder but for this Section 6(d) in an amount which exceeds the aggregate proceeds received by the Purchaser from the sale of Registrable Securities included in a registration pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse the Purchasers for such Excess Liability.

     7. CONTRIBUTION. To the extent any indemnification by an indemnifying party is prohibited or limited under applicable law, the indemnifying party agrees to contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the Indemnified Person on the other hand in connection with the statements or omissions which resulted in such Claim, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the Indemnified Person shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact on which such Claim is based relates to information supplied by the indemnifying party or by the Indemnified Person, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the forgoing, (a) no contribution shall be made under circumstances where the payor would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (c) contribution by any seller of Registrable Securities shall be limited in amount to the net proceeds received by such seller from the sale of such Registrable Securities. The Company and the Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Purchasers and any other party were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section.

     8. REPORTS UNDER EXCHANGE ACT. With a view to making available to the Purchasers the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit the Purchasers to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

               (i) make and keep public information available, as those terms are understood and defined in Rule 144;

               (ii) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

               (iii) furnish to each Purchaser so long as such Purchaser owns Shares promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or periodic report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested to permit the Purchaser to sell such securities pursuant to Rule 144 without registration.

     9. ASSIGNMENT OF THE REGISTRATION RIGHTS. The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assigned by a Purchaser to any transferee of the Shares held by such Purchaser if: (a) such Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of the name and address of such transferee or assignee; (c) at or before the time the Company receives the written notice contemplated by clause
(b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein; and (d) the transfer of the relevant Shares complies with the restrictions set forth in
Section 4 of the Share Purchase Agreement.

     10. AMENDMENT OF REGISTRATION RIGHTS. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchasers holding two thirds (2/3) of the outstanding Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon the Purchasers and the Company.

     11. MISCELLANEOUS.

          (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of the instructions, notice or election received from the registered owner of such Registrable Securities.

          (b) Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile (upon receipt of confirmation of error-free transmission) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten (10) days advance written notice to each of the other parties hereto.

COMPANY:          Acclaim Entertainment, Inc.
                  One Acclaim Plaza
                  Glen Cove, New York  11542
                  Attention:  Mr. Gerard Agoglia
                              Chief Financial Officer
                  Tel.:   (516) 656-5000
                  Fax:    (516) 656-2039

                  WITH COPIES TO:

                  Rosenman & Colin LLP
                  575 Madison Avenue
                  New York, New York  10022
                  Attention:  Eric M. Lerner, Esq.
                  Tel.:  (212) 940-8800
                  Fax:  (212) 940-8776

PURCHASERS:       to the addresses set forth on the signatures pages hereto.

          (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          (d) This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York. Each of the parties agrees to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such validity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. Subject to the provisions of Section 10 hereof, this Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement.

          (e) This Agreement, together with the Share Purchase Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

          (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure for the benefit of and be binding upon the successors and assigns of each of the parties hereto.

          (g) All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

          (h) The Company acknowledges that any failure by the Company to perform its obligations under Section 2, or any delay in such performance could result in direct and indirect damages to the Purchasers, and the Company agrees that, in addition to any other liability the Company may have by reason of any such failure or delay, the Company shall be liable for all direct and consequential damages caused by any such failure or delay. Nothing herein shall limit the Purchasers' right to pursue any claim seeking such direct or consequential damages.

          (i) The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at the Closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.



                            [Signature pages follow]

         IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by the undersigned.

Dated: February __, 2002

                                            ACCLAIM ENTERTAINMENT, INC.

                                            By: ________________________________
                                            Name:  Gerard F. Agoglia
                                            Title: Executive Vice President
                                                   and Chief Financial Officer

PURCHASER:





By: _________________________________
Name:
Title:

Address:

PURCHASER:





By: _________________________________
Name:
Title:

Address:

PURCHASER:





By: _________________________________
Name:
Title:

Address:

                                   SCHEDULE 1



NAME OF PURCHASER                  NUMBER OF SHARES              DOLLAR AMOUNT
-----------------                  ----------------              -------------